Exhibit 2 - Pre Three-for-Two Stock Split


                     PENN-AMERICA GROUP, INC. AND SUBSIDIARY
                           Consolidated Balance Sheets
                        (in thousands except share data)

                                                                                                December 31,
                                                                                         1996                 1995
ASSETS
Investments:
     Fixed Maturities:
         Available for sale, at fair value,
            (amortized cost 1996, $49,244 and 1995, $42,948)                           $ 48,954             $ 43,281
         Held to maturity, at amortized cost, (fair value 1996, $44,111
            and 1995, $34,812)                                                           44,227               34,276
     Equity securities, at fair value (cost 1996, $10,597 and 1995, $8,726)              12,390               10,667
     Short-term investments, at cost, which approximates fair value                       7,000                7,000
                                                                                    ----------------     ----------------
            Total investments                                                           112,571               95,224
Cash                                                                                      2,979                5,204
Receivables:
     Accrued investment income                                                            1,671                1,385
     Premiums receivable, net                                                            10,494                8,981
     Reinsurance recoverable                                                             15,719               13,952
     Note receivable, affiliate                                                             275                  400
                                                                                    ----------------     ----------------
            Total receivables                                                            28,159               24,718
Prepaid reinsurance premiums                                                              2,668                2,438
Deferred policy acquisition costs                                                         7,231                5,716
Capital lease                                                                             1,950                1,786
Income tax recoverable                                                                      249                  529
Deferred income tax                                                                       2,211                1,947
Other assets                                                                                587                  201
                                                                                    ================     ================
            Total assets                                                                158,605              137,763
                                                                                    ================     ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Unpaid losses and loss adjustment expenses                                        $ 70,728             $ 60,139
     Unearned premiums                                                                   30,865               26,245
     Accounts payable and accrued expenses                                                1,773                1,842
     Capitalized lease obligation                                                         2,030                1,890
     Notes payable:
         Affiliate                                                                                               150
         Bank                                                                             9,000               10,000
     Other liabilities                                                                    1,872                1,247
                                                                                    ----------------     ----------------
            Total liabilities                                                           116,268              101,513
                                                                                    ----------------     ----------------

Stockholders' equity:
     Preferred stock, $ .01 par value; authorized 2,000,000 shares;
         none issued
     Common stock, $.01 par value; authorized 10,000,000 shares; issued and outstanding 1996, 4,450,754 shares and
         1995, 4,430,000 (note   )                                                           45                   44
     Additional paid-in capital                                                          21,866               21,608
     Unrealized investment gains, net                                                       993                1,501
     Retained earnings                                                                   19,533               13,251
                                                                                    ----------------     ----------------
                                                                                         42,437               36,404
     Unearned compensation from restricted stock awards                                    (100)                (154)

                                                                                    ----------------     ----------------
            Total stockholders' equity                                                   42,337               36,250

                                                                                    ----------------     ----------------

            Total liabilities and stockholders' equity                                $ 158,605            $ 137,763
                                                                                    ================     ================


                   Exhibit 2 - Post Three-for-Two Stock Split


                     PENN-AMERICA GROUP, INC. AND SUBSIDIARY
                           Consolidated Balance Sheets
                        (in thousands except share data)

                                                                                                December 31,
                                                                                         1996                 1995
ASSETS
Investments:
     Fixed Maturities:
         Available for sale, at fair value,
            (amortized cost 1996, $49,244 and 1995, $42,948)                           $ 48,954             $ 43,281
         Held to maturity, at amortized cost, (fair value 1996, $44,111
            and 1995, $34,812)                                                           44,227               34,276
     Equity securities, at fair value (cost 1996, $10,597 and 1995, $8,726)              12,390               10,667
     Short-term investments, at cost, which approximates fair value                       7,000                7,000
                                                                                    ----------------     ----------------
            Total investments                                                           112,571               95,224
Cash                                                                                      2,979                5,204
Receivables:
     Accrued investment income                                                            1,671                1,385
     Premiums receivable, net                                                            10,494                8,981
     Reinsurance recoverable                                                             15,719               13,952
     Note receivable, affiliate                                                             275                  400
                                                                                    ----------------     ----------------
            Total receivables                                                            28,159               24,718
Prepaid reinsurance premiums                                                              2,668                2,438
Deferred policy acquisition costs                                                         7,231                5,716
Capital lease                                                                             1,950                1,786
Income tax recoverable                                                                      249                  529
Deferred income tax                                                                       2,211                1,947
Other assets                                                                                587                  201
                                                                                    ================     ================
            Total assets                                                                158,605              137,763
                                                                                    ================     ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Unpaid losses and loss adjustment expenses                                        $ 70,728             $ 60,139
     Unearned premiums                                                                   30,865               26,245
     Accounts payable and accrued expenses                                                1,773                1,842
     Capitalized lease obligation                                                         2,030                1,890
     Notes payable:
         Affiliate                                                                                               150
         Bank                                                                             9,000               10,000
     Other liabilities                                                                    1,872                1,247
                                                                                    ----------------     ----------------
            Total liabilities                                                           116,268              101,513
                                                                                    ----------------     ----------------

Stockholders' equity:
     Preferred stock, $ .01 par value; authorized 2,000,000 shares;
         none issued
     Common stock, $.01 par value; authorized 10,000,000 shares; issued and outstanding 1996, 6,671,131 shares and
         1995, 4,430,000 (note   )                                                           67                   44
     Additional paid-in capital                                                          21,844               21,608
     Unrealized investment gains, net                                                       993                1,501
     Retained earnings                                                                   19,533               13,251
                                                                                    ----------------     ----------------
                                                                                         42,437               36,404
     Unearned compensation from restricted stock awards                                    (100)                (154)

                                                                                    ----------------     ----------------
            Total stockholders' equity                                                   42,337               36,250

                                                                                    ----------------     ----------------

            Total liabilities and stockholders' equity                                $ 158,605            $ 137,763
                                                                                    ================     ================